Exhibit 4.9

State of Delaware Secretary of State Division of Corporations Delivered 05:10 PM 05/08/2007 FILED 05:10 PM 05/08/2007 SRV 070536448 - 4348809 FILE

CERTIFICATE OF FORMATION

OF

ARC GLOBAL TUBING, LLC

The undersigned, being a person authorized to form a limited liability company under the Delaware Limited Liability Company Act, hereby adopts the following Certificate of Formation for such limited liability company:

1.	The name of the limited liability company is ARC Global Tubing, LLC.

2.	The address of its registered office and registered agent in the State of Delaware is 615 South Dupont Highway, Kent County, Dover, DE 19901. The name of its registered agent at such address is Capitol Services, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ARC Global Tubing, LLC as of May 8, 2007.

//s// DOUGLAS FREEL
Douglas Freel,
Authorized Person

ARC GLOBAL TUBING, L.P.

4300,400 3RD Avenue SW

Calgary, Alberta T2P 4H2

Canada

May 8, 2007

Delaware Secretary of State

Division of Corporations

401 Federal Street - Suite 4

Dover Delaware 19901

Re:	Consent to Use of Similar Name

To whom it may concern:

Please accept this letter as formal consent from the undersigned limited liability company to the use of the name “ARC Global Tubing, LLC” in connection with the formation of a Delaware limited liability company.

Sincerely, ARC GLOBAL TUBING, L.P.

By:	ARC Global Tubing GP, LLC.
Its General Partner

//s// NANCY SMITH
Nancy Smith, Manager

State of Delaware Secretary of State Division of Corporations Delivered 05:11 PM 07/02/2013 FILED 05:11 PM 07/02/2013 SRV 130842950 - 4348809 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

ARC GLOBAL TUBING, LLC

ARC GLOBAL TUBING, LLC, a limited liability company organized and existing under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et. seq.) of the State of Delaware does hereby certify:

FIRST: The name of the limited liability company is ARC Global Tubing, LLC.

SECOND: The Certificate of Formation of the limited liability company is hereby amended to reflect a change in the name of the limited liability company by deleting Section 1 of the Certificate of Formation in its entirety and adding the following:

1.	The name of the limited liability company is Forum Global Tubing LLC (the “Company”).”

THIRD: The Certificate of Formation of the limited liability company is hereby amended to reflect a change in the name of the registered agent by deleting the text of Section 2 of the Certificate of Formation in its entirety and adding the following:

2.	The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, DE 19801, and the registered agent for services of process on the Partnership at such address required to be maintained in accordance with Section 17-104 of the Delaware Limited Liability Company Act shall be The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Company on this 2nd day of July, 2013.

/s/ James W. Harris
By:	James W. Harris
Title:	President

FORUM GLOBAL TUBING LP

4300, 400 3rd Avenue SW

Calgary, Alberta T2P 4H2

Canada

July 2, 2013

Delaware Secretary of State

Division of Corporations

401 Federal Street - Suite 4

Dover, DE 19901

Re:	Consent to Use of Similar Name

To Whom It May Concern:

Please accept this letter as formal consent from the undersigned limited liability company to the use of the name “Forum Global Tubing LLC” in connection with the formation of a Delaware limited liability company.

Sincerely,

FORUM GLOBAL TUBING LP

By:	ARC Global Tubing GP, L.L.C., its general partner

/s/ James W. Harris
James W. Harris
Manager

State of Delaware Secretary of State Division of Corporations Delivered 05:52 PM 07/09/2013 FILED 05:40 PM 07/09/2013 SRV 130860388 - 4348809 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Forum Global Tubing LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 160 Greentree Drive, Suite 101 (street), in the City of Dover, Zip Code 19904. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is National Registered Agents, Inc..

By:	/s/ John Ivascu
Authorized Person

Name:	John Ivascu, Authorized Person
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